UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

NovaBay Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of principal executive offices and zip code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement and Pre-Funded Warrants

On January 16, 2026, NovaBay Pharmaceuticals, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with each of R01 Fund LP, Framework Ventures IV L.P., Tether Investments, S.A. de C.V. and Sky Frontier Foundation (together, the “Purchasers”). Pursuant to the SPA, the Company issued and sold pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 837,696,130 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for aggregate gross proceeds of approximately $134 million. The purchase price was $0.17 per Pre-Funded Warrant, and the Pre-Funded Warrants are exercisable for shares of Common Stock at an exercise price of $0.01 per underlying share of Common Stock, on a tiered basis, with 20% of the Pre-Funded Warrants becoming exercisable 6 months after execution of the SPA, 30% of the Pre-Funded Warrants becoming exercisable 9 months after execution of the SPA and the remaining 50% of the Pre-Funded Warrants becoming exercisable 12 months after execution of the SPA, each subject to receipt of stockholder approval.

The SPA grants to each of the Purchasers a consent right over any material amendment, modification, addition, revocation, or change to the Company’s Digital Asset Strategy for a period of twenty-four (24) months from the date the SPA was executed, as long as a Purchaser holds at least fifty percent (50%) of the aggregate number of Pre-Funded Warrants and/or shares of Common Stock as originally purchased by such Purchaser pursuant to the SPA.

The Pre-Funded Warrants were issued and sold in a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D. The investors in this transaction are accredited investors as defined in Rule 501(a) of Regulation D. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the terms of the SPA, the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the SPA and the form of Pre-Funded Warrant, which are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Investors’ Rights Agreement

In connection with the SPA, on January 16, 2026, the Company and the Purchasers entered into an Investors’ Rights Agreement (the “IRA”), pursuant to which, among other things, the Company agreed to provide (i) R01 Fund LP (“R01”) and Framework Ventures IV L.P. (“Framework”) customary demand rights for their shares of Common Stock underlying the Pre-Funded Warrants, (ii) customary piggyback registration rights for all of the Purchasers and (iii) certain nomination rights for R01 and Framework.

The IRA grants to each of R01, Framework and Sky Frontier Foundation the right to nominate one (1) individual for election to the Board of Directors (the “Nomination Rights”). If any of the parties receiving Nomination Rights cease to beneficially own at least five percent (5%) of the outstanding shares of the Company’s Common Stock, their individual Nomination Rights will terminate.

The foregoing description of the IRA does not purport to be complete and is qualified in its entirety by reference to the text of the IRA, which is filed herewith as Exhibit 10.2 and incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the issuance and sale of the Pre-Funded Warrants pursuant to the SPA is incorporated herein by reference.

Item 8.01. Other Events.

The disclosure attached to this 8-K as Exhibit 99.1 provides supplemental information regarding the Company’s business, risks relating thereto, assets following the transactions disclosed herein and related party considerations of the transactions disclosed herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, by and among NovaBay Pharmaceuticals, Inc., R01 Fund LP, Framework Ventures IV L.P., Tether Investments, S.A. de C.V. and Sky Frontier Foundation, dated January 16, 2026
10.2	Investors’ Rights Agreement, by and among NovaBay Pharmaceuticals, Inc., R01 Fund LP, Framework Ventures IV L.P., Tether Investments, S.A. de C.V. and Sky Frontier Foundation, dated January 16, 2026
99.1	Supplemental Disclosure.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 16, 2026	NovaBay Pharmaceuticals, Inc.

	By:	/s/ Tommy Law
		Name:	Tommy Law
		Title:	Chief Financial Officer